APA EXECUTION

ASSET PURCHASE AGREEMENT

Between:

INVESTCO,
a British Virgin Islands corporation;

and

KRANEM CORPORATION,
a Colorado corporation

____________________________

Dated as of June 30, 2011
____________________________

APA EXECUTION

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is entered into as of June 30, 2011 (the “Effective Date”), by and between Investco, a British Virgin Islands corporation (the “Seller”) and Kranem Corporation, a company incorporated under the laws of the State of Colorado (the “Purchaser”). The Seller and the Purchaser are hereinafter referred to collectively as the “Parties” and individually as a “Party.” Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, the Seller wishes to sell certain of its assets, including certain intellectual property, set forth on Schedule A, attached hereto (“Transferred Asset”), to the Purchaser on the terms set forth in this Agreement.

WHEREAS, the Purchaser desires to buy such assets under the terms and conditions of this Agreement.

AGREEMENT

The Parties to this Agreement, intending to be legally bound, agree as follows:

1.               SALE OF ASSETS; RELATED TRANSACTIONS.

1.1               Sale of Assets. The Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing (as defined below), good and valid title to the Transferred Assets, free of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, “Transferred Assets” shall mean and include the following:

(a)               all Intellectual Property and Intellectual Property Rights of the Seller listed on Schedule A hereto and incorporated herein by this reference (the “Transferred Asset Schedule”) (collectively, the “Seller IP”);

(b)               all claims (including claims for past infringement or misappropriation of Intellectual Property or Intellectual Property Rights) and causes of action of the Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable), in each case, relating to any of the foregoing; and

Notwithstanding anything to the contrary in this Agreement, the term “Transferred Assets” shall not include Excluded Assets or any Liabilities relating to the Transferred Assets. It is expressly agreed upon between the Seller and the Purchaser that the Purchaser does not assume, and shall have no obligation to perform or satisfy, any of the Liabilities associated with the Transferred Assets and that the Seller shall remain obligated for such Liabilities.

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1.2               Purchase Price and Stock Purchase Agreement. As consideration for the sale of the Transferred Assets from the Seller to the Purchaser at the Closing, the Purchaser shall issue to the Seller 1,329,625 shares of its common stock (“Common Stock”) and a one-year convertible promissory note, materially in the form attached hereto as Exhibit F (the “Convertible Promissory Note”), for $400,000, which may be converted at the Seller’s option within one year of the Effective Date hereof into the Common Stock of the Purchaser at the per share price paid by the investors in the Purchaser’s next financing. Concurrent herewith the Parties shall sign a stock purchase agreement, materially as the form attached hereto as Exhibit B (the “Stock Purchase Agreement”), which sets forth, inter alia, the terms and conditions under which the Purchaser Stock may be sold or otherwise transferred by the Seller.

1.3               Sales Taxes. The Seller shall bear and pay, and shall reimburse the Purchaser and the Purchaser’s affiliates for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale of the Transferred Assets to the Purchaser or in connection with any of the other Transactions.

1.4               Allocation. The Seller will allocate the Purchase Price as follows: 100% will be allocated to the Seller IP. The allocation set forth herein shall be conclusive and binding upon the Seller for all purposes, and the Seller shall not file any Tax Return or other document with, or make any statement or declaration to, any Governmental Body that is inconsistent with such allocation.

1.5               Non-compete. As additional consideration for the Purchaser to purchase the Transferred Assets from the Seller and issue the Purchaser Stock to the Seller, the Seller hereby covenants to the Purchaser that Seller shall not:

(a)               enter or otherwise participate, directly or indirectly through itself or any subsidiary, currently in existence or created in the future, in the market or business in which the Transferred Assets participate or are used by the Purchaser,

(b)               manufacture, finance or invest in the manufacture of, or cause to be manufactured any product or service, which competes with the Transferred Assets; or

(c)               market, sell or otherwise distribute any product or service, which competes with the Transferred Assets or the business in which the Transferred Assets participate. The Sellers hereby agrees and acknowledges that the limitations on the Seller set forth in this Section 1.5 shall be applicable in any and all parts of the world for a period of ten (10) years from the Closing to the greatest extent allowed under applicable laws.

1.6               Closing.

(a)               The closing of the sale of the Transferred Assets to the Purchaser (the “Closing”) shall take place at the offices of the Seller: 1080 O’Brien Drive Menlo Park, California 94025, USA, or such other location as the parties shall agree at 10:00 a.m. on such date as the Purchaser may designate in a written notice delivered to the Seller; provided, however, that if any condition set forth in Section 6 has not been satisfied as of the date 2 designated by the Purchaser, then the Purchaser may, at its election, unilaterally postpone the Scheduled Closing Time by up to 60 days. For purposes of this Agreement, “Scheduled Closing Time” shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.6; and “Closing Date” shall mean the time and date as of which the Closing actually takes place.

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(b)               At the Closing:

(i)               the Seller shall execute and deliver to the Purchaser such bills of sale, endorsements, assignments and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Transferred Assets free of any Encumbrances, including, without limitation, all assignment documents for assigning the Seller’s rights and ownership in the Seller IP from the Seller to the Purchaser;

(ii)               the Purchaser shall issue stock certificates in favor of Seller as contemplated by Section 1.2 and in accordance with the terms and conditions of the Stock Purchase Agreement; and

(iii)               the Seller shall execute and deliver to the Purchaser a stock certificate in (the “Closing Certificate”) signed by an authorized executive officer of the Seller certifying on behalf of the Seller that (A) each of the representations and warranties made by the Seller in this Agreement was accurate in all material respects as of the date of this Agreement, (B) each of the covenants and obligations that the Seller is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all material respects, and (C) except as expressly set forth in the Closing Certificate, each of the conditions set forth in Section 5 has been satisfied in all material respects.

2.               REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller hereby represents and warrants, to and for the benefit of the Indemnitees, as follows:

2.1               Due Organization; No Subsidiaries; Etc. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. The Seller is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions listed in Part 2.1 of the Disclosure Schedule. The Seller is in good standing as a foreign corporation in each of the jurisdictions listed in Part 2.1 of the Disclosure Schedule. The Seller has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than “Investco.”

2.2               Title To Assets. The Seller owns, and has good and valid title to, all of the Transferred Assets free and clear of any Encumbrances.

2.3               Intellectual Property.

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(a)               The Seller exclusively owns all right, title and interest to and in the Seller IP free and clear of any Encumbrances.

(b)               All Seller IP is valid, subsisting and enforceable.

(c)               Neither the execution, delivery or performance of any of this Agreement nor the consummation of any of the Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare:

               (i)               a loss of, or Encumbrance on, any Seller IP

               (ii)               the release, disclosure or delivery of any Seller IP by or to any escrow agent or other Person; or

               (iii)               the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Seller IP.

(d)               No Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Seller IP. No letter or other written or electronic communication or correspondence has been sent or otherwise delivered by or to the Seller or any Representative of the Seller regarding any actual, alleged or suspected infringement or misappropriation of any Seller IP.

(e)               To the Seller’s knowledge, the Seller has never infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person

2.4               Compliance with Legal Requirements. To the Seller’s knowledge:

(a)               the Seller is in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

(b)               the Seller has at all times been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;

(c)               no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Legal Requirement; and

(d)               the Seller has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding:

               (i)               any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or

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(ii)               any actual, alleged, possible or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

2.5 Proceedings; Orders. There is no pending Proceeding, and, to the Seller’s knowledge, no Person has threatened to commence any Proceeding:

(a)               that involves the Seller or that otherwise relates to or might affect the Transferred Assets (whether or not the Seller is named as a party thereto); or

(b)               that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. There is no Order to which the Seller, or any of the Transferred Assets, is subject.

2.6               Authority; Binding Nature Of Agreements. The Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Seller of this Agreement have been duly authorized by all necessary action on the part of the Seller and its shareholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

2.7               Non-Contravention; Consents. Neither the execution and delivery of this Agreement, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

(a)               contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Seller, or any of the Transferred Assets of the Seller, is subject;

(b)               cause any of the Transferred Assets to be reassessed or revalued by any taxing authority or other Governmental Body;

(c)               contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Transferred Assets or is held by the Seller or any employee of the Seller;

(d)               contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract;

(e)               result in the imposition or creation of any Encumbrance upon or with respect to any of the Transferred Assets.

2.8               Brokers. The Seller has not agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

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2.9              Full Disclosure. This Agreement does not contain any untrue statement of fact; and this Agreement does not omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. All information regarding the Seller and its business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of the Purchaser’s Representatives by or on behalf of the Seller is accurate and complete in all respects.

3.              REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser represents and warrants, to and for the benefit of the Seller, as follows:

3.1              Authority; Binding Nature Of Agreements. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

3.2              Brokers. The Purchaser has not become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

4.              CONDITIONS PRECEDENT TO THE PURCHASER’S OBLIGATION TO CLOSE.

The Purchaser’s obligation to purchase the Transferred Assets and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in writing):

4.1              Accuracy Of Representations. All of the representations and warranties made by the Seller in this Agreement, and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time, without giving effect to any update to the Disclosure Schedule.

4.2              Performance Of Obligations.

(a)              Each of the documents referred to in Section 1.6(b) shall have been executed by each of the parties thereto and delivered to the Purchaser.

(b)              All of the covenants and obligations that the Seller is required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

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4.3              IP Filings. All filings and assignments reflecting the assignment of the Seller IP from the Seller to the Purchaser shall have been filed with, and accepted by, the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

4.4              Consents. Each of the Consents required to consummate the Transactions shall have been obtained and shall be in full force and effect.

4.5              No Material Adverse Change. There shall have been no material adverse change in the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller since the date of this Agreement, and no event shall have occurred and no condition or circumstance shall exist that could be expected to give rise to any such material adverse change.

4.6              Additional Documents. The Purchaser shall have received the following documents:

(a)              an opinion letter from counsel to the Seller, dated the Closing Date, in form and substance acceptable to the Purchaser; and

(b)              such other documents as the Purchaser may request in good faith for the purpose of

(i)              evidencing the accuracy of any representation or warranty made by the Seller,

(ii)              evidencing the compliance by the Seller with, or the performance by the Seller of, any covenant or obligation set forth in this Agreement,

(iii)              evidencing the satisfaction of any condition set forth in this Section 5, or

(iv)              otherwise facilitating the consummation or performance of any of the Transactions.

4.7              No Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened against the Purchaser, or against any Person affiliated with the Purchaser, any Proceeding

(a)              involving any material challenge to, or seeking material damages or other material relief in connection with, any of the Transactions, or

(b)              that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

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4.8               No Prohibition. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, any applicable Legal Requirement or Order.

5.               CONDITIONS PRECEDENT TO THE SELLER’S OBLIGATION TO CLOSE.

The Seller’s obligation to sell the Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Shareholders’ Representative, in whole or in part, in writing):

5.1               Accuracy Of Representations. All of the representations and warranties made by the Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

5.2               Purchaser’s Performance.

(a)               The Purchaser shall have executed the Stock Purchase Agreement and delivered the share certificates contemplated by Section 1.6(b) .

(b)               All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

6.               TERMINATION. This Agreement may be terminated prior to the Closing:

(a) by the Purchaser if

(i) there is a material Breach of any covenant or obligation of the, or

(ii)               the Purchaser reasonably determines that the timely satisfaction of any condition set forth in Section 5 has become impossible or impractical (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations set forth in this Agreement);

(b)               by the Seller if there is a material Breach of any covenant or obligation of the Purchaser, or the Seller reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible or impractical (other than as a result of any failure on the part of the Seller to comply with or perform any covenant or obligation set forth in this Agreement);

(c)               by the Purchaser at or after the Scheduled Closing Time if any condition set forth in Section 5 has not been satisfied by the Scheduled Closing Time;

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(d)               by the Seller at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time; and

(e)               by the mutual written consent of the Purchaser and the Seller.

7.               INDEMNIFICATION, ETC.

7.1               Survival of Representations and Covenants. The representations, warranties, covenants and obligations of the Seller set forth in this Agreement shall survive for a period of five years from the Closing.

7.2               Indemnification by the Seller.

(a)               The Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

(i)               any Breach of any representation or warranty made by the Seller in this Agreement as of the date of this Agreement (without giving effect to any qualification as to materiality contained or incorporated in such representation or warranty, and without giving effect to any update to the Disclosure Schedule);

(ii)               any Breach of any representation or warranty made by the Seller in this Agreement as if such representation and warranty had been made on and as of the Closing Date (without giving effect to any qualification as to materiality contained or incorporated in such representation or warranty, and without giving effect to any update to the Disclosure Schedule);

(iii)               any Liability of the Seller or of any Related Party in connection with the Transferred Assets prior to the Closing.

7.3               Setoff. In addition to any rights of setoff or other rights that the Purchaser or any of the other Indemnitees may have at common law or otherwise, the Purchaser shall have the right to withhold and deduct any sum that may be owed to any Indemnitee under this Section 8 from any amount otherwise payable by any Indemnitee to the Seller. The withholding and deduction of any such sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was withheld and deducted.

7.4               Nonexclusivity of Indemnification Remedies. The indemnification remedies and other remedies provided in this Section 8 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 8 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

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7.5               Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser, against any other Indemnitee or against any other Person) with respect to which the Seller may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 8, the Purchaser shall have the right, at its election, to designate the Seller to assume the defense of such claim or Proceeding at the sole expense of the Seller. If the Purchaser does not elect to designate the Seller to assume the defense of any such claim or Proceeding (or if, after initially designating the Seller to assume such defense, the Purchaser elects to assume such defense), the Purchaser may proceed with the defense of such claim or Proceeding on its own but at the sole expenses of the Seller.

8.               CERTAIN POST-CLOSING COVENANTS.

8.1               Further Actions. From and after the Closing Date, the Seller shall cooperate with the Purchaser and the Purchaser’s affiliates and Representatives, and shall execute and deliver such documents and take such other actions as the Purchaser may reasonably request, for the purpose of evidencing the Transactions and putting the Purchaser in possession and control of all of the Transferred Assets. The Seller hereby irrevocably nominates, constitutes and appoints the Purchaser as the true and lawful attorney-in-fact of the Seller (with full power of substitution) effective as of the Closing Date, and hereby authorizes the Purchaser, in the name of and on behalf of the Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action (on or at any time after the Closing Date) that the Purchaser may deem appropriate for the purpose of

(a)               collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Transferred Assets,

(b)               defending or compromising any claim or Proceeding relating to any of the Transferred Assets, or

(c)               otherwise carrying out or facilitating any of the Transactions. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of the Seller.

9.               MISCELLANEOUS PROVISIONS.

9.1               Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

9.2               Fees and Expenses. Except as set forth in this Agreement, each of Seller and Purchaser shall bear and pay for its own fees, costs and expenses (including all legal fees and expenses) that have been incurred on or prior to the Closing in connection with this Agreement and the transactions contemplated herein.

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9.3               Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to the Seller:

Investco
PO Box 3469
Geneva Place, Water Front Drive
Tortola, British Virgin Islands
Facsimile:
Attention: Managing Director

if to the Purchaser:

Kranem Corporation
1080 O’Brien Drive
Menlo Park, CA 94025,
Facsimile: +1-650-319-6743,
Attention: Edward Miller/Christopher Rasmussen

9.4               Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

9.5               Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

9.6               Governing Law; Venue.

(a)               This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

(b)               Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California.

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9.7               Successors And Assigns. This Agreement shall be binding upon: the Seller and its successors and assigns (if any); and the Purchaser and its successors and assigns (if any).

9.8               Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative).

9.9               Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

9.10               Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

9.11               Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.12               Entire Agreement. This Agreement sets forth the entire understanding of the parties relating to the subject matter thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

[Signature page follows]

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The parties to this Agreement have caused this Agreement to be executed and delivered as of July 31, 2006.

SELLER:

INVESTCO

By: /s/ Ineeza Anacoura
Name: Ineeza Anacoura on behalf of Glenside Limited
Title: Director

PURCHASER:

KRANEM CORPORATION

By: /s/ Luigi Caramico
Name: Luigi Caramico
Title: Director & VP Corporate Strategy

ATTACHMENTS

Exhibit A:	Certain Definitions
Exhibit B:	Stock Purchase Agreement
Exhibit C:	Closing Certificate of Investco
Exhibit D:	Certificate of Secretary of Investco
Exhibit E:	Convertible Promissory Note
Exhibit F:	Bill of Sale
Schedule A:	Transferred Assets

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EXHIBIT A
CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A and the other exhibits and schedules attached to the Agreement):

Agreement. “Agreement” shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Comparable Entities. “Comparable Entities” shall mean Entities (other than the Seller) that are engaged in businesses similar to the business of the Seller.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contract. “Contract” shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

Damages. “Damages” shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

Disclosure Schedule. “Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Shareholders and the Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

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Excluded Assets. “Excluded Assets” shall mean all the assets of the Seller that are not specifically part of the Transferred Assets.

GAAP. “GAAP” shall mean generally accepted accounting principles.

Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body. “Governmental Body” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

Indemnitees. “Indemnitees” shall mean the following Persons: (a) the Purchaser; (b) the Purchaser’s current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above.

Intellectual Property. “Intellectual Property” shall mean algorithms, APIs, apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

Intellectual Property Rights. “Intellectual Property Rights” shall mean all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (A) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (B) trademark and trade name rights and similar rights; (C) trade secret rights; (D) patent and industrial property rights; (E) other proprietary rights in Intellectual Property; and (F) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(A)” through “(E)” above.

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IRS. “IRS” shall mean the United States Internal Revenue Service.

Liabilities. “Liabilities” means all of the liabilities of the Seller and its business relating in any manner to the Transferred Assets outstanding immediately prior to the Closing, including, without limitation, any and all filling fees, purchase price, customs duties, Taxes, levies, and any and all other outstanding payments.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

Representatives. “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

Tax. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

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EXHIBIT B
FORM OF STOCK PURCHASE AGREEMENT

SPA

STOCK PURCHASE AGREEMENT

THIS Stock Purchase Agreement (the "**Agreement**") is made as of June 30, 2010 (the "**Effective Date**") by and between Kranem Corporation., a Colorado corporation ("**Kranem**"), and Investco, a British Virgin Island corporation ("**Investco**"). Kranem and Investco are hereinafter referred to collectively as the "**Parties**" and individually as a "**Party**." Initially capitalized words not defined herein shall have the meaning as set forth in the AP Agreement, as defined below.

WHEREAS, the Parties are concurrently herewith executing an asset purchase agreement (the "**AP Agreement**");

WHEREAS, pursuant to the AP Agreement, Investco is selling certain assets and intellectual property to Kranem and Kranem is paying for such assets and intellectual property with shares of its Common Stock and the issuance of a Convertible Promissory Note; and

WHEREAS, Section 1.2 of the AP Agreement requires the execution of this Agreement as a condition of the closing thereof.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties to this Agreement agree as follows:

1. **The Shares.**

(a) **The Number of the Shares.** Pursuant to the AP Agreement, Kranem shall issue Investco 1,329,625 unregistered shares of its Common Stock (the "**Shares**") at the closing thereof. The Shares shall have the rights, preferences, and privileges as set forth in Kranem's Articles of Incorporation, as amended from time to time.

(b) **Closing; Delivery.** The closing of this Agreement shall take place same date, time and place as the closing of the AP Agreement (the "**Closing**"). Kranem shall deliver to Investco the stock certificate for the Shares within 10 business days of the Effective Date hereof.

(c) **Transfer of the Shares.** Investco hereby agrees that it shall not transfer, assign, sale, encumber or otherwise dispose of (collectively "**Transfer**") the Shares unless and until there is compliance with all of the following requirements:

(i) Investco shall have notified Kranem of the proposed transferee (the "**Transferee**") and the general terms of the Transfer;

(ii) Investco shall have fully complied with all requirements of this Agreement and federal and state law and regulations applicable to the Transfer of the Shares.

(iii) Kranem shall not be required to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Agreement.

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(iv) The Transferee agrees not to Transfer the Shares without the prior written consent of Kranem.

(v) The Transferee agrees to comparable warranties and representations as set forth in Section 3 hereto with respect to Investco.

(e) **Valuation of the Shares**. Investco understands that the value of the Shares has been determined to be $0.835656 per share by Kranem's Board of Directors (the "**Board**") and that Kranem believes this valuation represents a fair attempt at reaching an accurate appraisal of their worth. Investco understands that Kranem gives no assurances that such price is in fact the fair market value of the Shares. Investco understands that the Internal Revenue Service may assert that the value of the Shares on the date of its receipt of the Shares is substantially greater than the price set by the Board.

2. **Representations and Warranties of Kranem.** Kranem hereby represents and warrants to Investco that:

(a) **Organization, Good Standing and Qualification.** Kranem is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Kranem is qualified as a foreign corporation to do business in all jurisdictions in which the nature of its properties and business requires such qualification and in which noncompliance with such qualification would materially affect the Company's business.

(b) **Authorization.** All corporate action on the part of Kranem necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Shares and the performance of all obligations of Kranem hereunder, has been taken or will be taken prior to the Closing.

(c) **Valid Obligations**. The Agreement, when executed and delivered by Kranem, shall constitute valid and legally binding obligations of Kranem, enforceable against Kranem in accordance with their terms.

(d) **Status of Shares and Other Kranem Stock**. All the outstanding capital stock of Kranem is, and upon issuance of the Shares pursuant to this Agreement and the AP Agreement, all of the Shares will be, validly issued, fully paid and nonassessable. All outstanding Kranem capital stock has been issued in full compliance with applicable law. The Shares have the preferences, voting powers, qualifications, and special or relative rights or privileges set forth in the Articles of Incorporation.

(e) Kranem is not, and immediately after the Closing will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

3. **Representations and Warranties of Investco.** Investco hereby represents and warrants to Kranem that:

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(a) **Purchase Entirely for Own Account.** The Shares are being acquired for investment for Investco's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof except by way of distribution to Investco stockholders.

(b) **Knowledge.** Investco is aware of Kranem's business affairs and financial condition, and has acquired sufficient information about Kranem to make an informed and knowledgeable decision to acquire the Shares.

(c) **Unregistered Securities.** Investco understands that the Shares would be Unregistered Securities under applicable U.S. federal and state securities laws. Investco acknowledges that Kranem has no obligation to register or qualify the Shares for resale.

(d) **Accredited Purchaser.** Investco is an "**Accredited Investor**" as defined in Rule 501(a) of Regulation D promulgated under the Act. Investco has filled out and provided Kranem the Accredited Investor form, which is attached hereto as Exhibit 1.

4. **Conditions of Investco's Obligations at Closing.** The obligations of Investco to Kranem under this Agreement are subject to the fulfillment, on or before the Closing, of the following conditions, unless otherwise waived:

(a) **Representations and Warranties.** The representations and warranties of Kranem contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b) **Qualifications.** All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of any country, the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5. **Conditions of Kranem's Obligations at Closing.** The obligations of Kranem to Investco under this Agreement are subject to the fulfillment, on or before the Closing, of the following conditions, unless otherwise waived:

(a) **Representations and Warranties.** The representations and warranties of Investco contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b) **Qualifications.** All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

6. **Miscellaneous.**

(a) **Successors and Assigns.** The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the

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Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) **Governing Law; Venue.** This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. The Parties acknowledge that any action brought by a Party or its successors or assigns to interpret or enforce any provision of this Agreement shall be brought in the courts of Santa Clara county in the state of California. The Parties agree to submit to these jurisdiction and venue provisions, and waive any objection based on inconvenient forum or otherwise.

(c) **Facsimile and Counterparts.** This Agreement may be signed by facsimile and executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) **Titles and Subtitles.** The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) **Notices.** Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the Party to be notified at such Party's address or facsimile number as set forth below or as subsequently modified by written notice.

(f) **Finder's Fee.** Investco represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Investco agrees to indemnify and to hold harmless Kranem from any liability for any third-party claim alleging liability for commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Investco or any of its officers, employees, or representatives is responsible. Kranem agrees to indemnify and hold harmless Investco from any liability for any third-party claim alleging liability for commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Kranem or any of its officers, employees or representatives is responsible.

(g) **Amendments and Waivers.** Any term of this Agreement may be amended or waived only with the written consent of the Parties. Any amendment or waiver affected in accordance with this Section 6(g) shall be binding upon Investco and the transferee of the Shares, the future holder of all such Shares, and Kranem.

(h) **Severability.** If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith.

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EXHIBT C
CLOSING CERTIFICATE
INVESTCO

The undersigned, _________________________, does hereby certify, as of the date hereof, as follows that:

1.               He is the duly elected President and Chief Executive Officer of Investco (the “Company”).

2.               _______________________ is the duly elected Secretary of the Company.

3.               All of the representations and warranties made by the Company in Section 2 of the Asset Purchase Agreement with Kranem Corporation (“Kranem”), dated June __, 2011 (the “Agreement”), are true, complete and correct in all material respects as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof.

4.               The Company has performed and complied in all material respects with all agreements, obligations, and conditions contained in the Agreement that are required to be performed or complied with by it on or before the date hereof.

5.               No material adverse change has occurred in the Company’s business with respect to the Transferred Assets since the Parties began discussions on this transaction in May, 2011.

6.               All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or country that were required in connection with lawful sale of the Transferred Assets (as defined in the Agreement) to Kranem pursuant to the Agreement have been duly obtained and are effective as of the date hereof.

7.               All of the closing conditions to the Company, set forth in Sections 1.6 and 5 of the Agreement, have been met in all material respects.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate this ___ day of June, 2011.

____________________________
____________________________
President and CEO
Investco

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EXHIBIT D
CERTIFICATE OF SECRETARY OF
INVESTCO.

The undersigned, ___________________________________, does hereby certify, as of the date hereof, as follows that:

1.               He is the duly elected Secretary of Investco (the “Company”).

2.               ______________________________ is the duly elected President and Chief Executive Officer of the Company.

3.               Attached hereto, as Exhibit A, is a true and correct copy of the Unanimous Written Consent of the Company’s Board of Directors (“Board Consent”) approving, inter alia, the sale of the Transferred Assets (as defined in that certain Asset Purchase Agreement (“Agreement”) dated the date hereof between the Company and Kranem Corporation (“Purchaser”)) from the Company to the Purchaser and no other resolutions or consents have been adopted relating to the subject matter thereof by the Company’s Board of Directors and such Board Consent remains in full force and effect as of the date hereof.

4.               Attached hereto, as Exhibit B, is a true and correct copy of the Action by Written Consent of the Company’s shareholders (“Shareholder Consent”) approving, inter alia, the sale of the Transferred Assets from the Company to the Purchaser and no other resolutions or consents have been adopted relating to the subject matter thereof by such shareholders and such Shareholder Consent remains in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate this __ day of June, 2011.

Signature: ___________________________
Name: ___________________________
Title: Secretary
Investco

ATTACHMENTS:

EXHIBIT A: WRITTEN CONSENT OF BOARD OF DIRECTORS
EXHIBIT B: WRITTEN CONSENT OF SHAREHOLDERS

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EXHIBIT E
CONVERTIBLE PROMISSORY NOTE

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EXHIBIT F
FORM OF BILL OF SALE

This Bill of Sale (“Agreement”) is made as of June 29, 2011 by and between Investco, a British Virgin Island corporation (“Seller”), and Kranem Corporation, a Colorado corporation (the “Purchaser”).

1.               Definitions. Unless specifically designated otherwise, capitalized terms used in this Agreement shall have the meanings given them in the Asset Purchase Agreement between Seller and Purchaser dated as of the date hereof (the “Asset Purchase Agreement”).

2.               Sale of Assets. Seller, for a valuable consideration, the receipt of which is hereby acknowledged, hereby sells, assigns, grants, and conveys to Purchaser the Transferred Assets free from Encumbrance as a going concern with effect from the Date of Completion. Without prejudice to the generality of the foregoing the Assets shall specifically include the following:

(a)               all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets of the Seller listed on Schedule A hereto and incorporated herein by this reference (“Transferred Asset Schedule”) (collectively, the “Seller Assets”);

(b)               all Intellectual Property and Intellectual Property Rights of the Seller listed on Schedule A hereto and incorporated herein by this reference (the “IP Schedule”) (collectively, the “Seller IP”);

(c)               all claims (including claims for past infringement or misappropriation of Intellectual Property or Intellectual Property Rights) and causes of action of the Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable), in each case, relating to any of the foregoing; and

Notwithstanding anything to the contrary in this Agreement, the term “Transferred Assets” shall not include Excluded Assets or any Liabilities relating to the Transferred Assets. It is expressly agreed upon between the Seller and the Purchaser that the Purchaser does not assume, and shall have no obligation to perform or satisfy, any of the Liabilities associated with the Transferred Assets and that the Seller shall remain obligated for such Liabilities.

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3.               Miscellaneous.

3.1.               Seller and Purchaser hereby agree that they will, from time to time, execute and deliver such further instruments of conveyance and transfer as may be reasonably required to implement and effectuate the sale of the Assets pursuant to the Asset Purchase Agreement.

3.2               This Agreement has been executed to implement the Asset Purchase Agreement and nothing contained herein shall be deemed or construed to impair or alter any of the provisions of the Asset Purchase Agreement.

3.3               This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

3.4               This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

3.5               Seller hereby covenants and agrees to warrant and defend the title to the above described Assets hereby conveyed, against the just and lawful claims and demands of all persons whomsoever.

3.6               The terms of this Agreement may only be modified by a written agreement duly signed by persons authorized to sign agreements on behalf of the parties hereto.

IN WITNESS WHEREOF, the Parties have executed this Bill of Sale on the date first above written.

SELLER:	BUYER:

Signature: _________________________________	Signature: _________________________________
Name: _________________________________	Name: Ajay Batheja
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

Schedule A: Transferred Assets

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SCHEDULE A
TRANSFERRED ASSETS

Scope: The purpose of this document is to identify the assets being sold by Seller to Purchaser. The Transferred Assets are as follows:

1.               Assets – All advertising materials, data sheets, presentations, marketing and sales collateral, application notes, customer surveys, user manuals, installation instructions, notes, correspondences and documentation pertaining to the products and or product families referred to as “Data Retention”, “Man in the Middle (LIS)”, Man in the Middle Detector”, and “nCrypto”.

2.               Intellectual Property

a.               Data Retention: All software, source code, programming notes, patents, pending patents, menus, GUI, software interface, flow charts, diagrams, presentations, marketing and sales information, advertisements, data sheets, application notes, testing notes, user notes, installation instructions, notes, and documentation pertaining to the product and or product family referred to as “Data Retention”.

b.               Man in the Middle (LIS): All software, source code, programming notes, patents, pending patents, menus, GUI, software interface, flow charts, diagrams, presentations, marketing and sales information, advertisements, data sheets, application notes, testing notes, testing notes, user notes, installation instructions, notes, and documentation pertaining to the product and or product family referred to as “Man in the Middle (LIS)”.

c.               Man in the Middle Detector: All software, source code, programming notes, patents, pending patents, menus, GUI, software interface, flow charts, diagrams, presentations, marketing and sales information, advertisements, data sheets, application notes, testing notes, user notes, installation instructions, notes, and documentation pertaining to the product and or product family referred to as “Man in the Middle Detector”

d.               nCrypto: All software, source code, programming notes, patents, pending patents, menus, GUI, software interface, flow charts, diagrams, presentations, marketing and sales information, advertisements, data sheets, application notes, testing notes, user notes, installation instructions, notes, and documentation pertaining to the product and or product family referred to as “nCrypto”.